Exhibit 99.1

[FORM OF PROXY]

EFTC CORPORATION

2501 WEST GRANDVIEW ROAD, PHOENIX, AZ 85023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EFTC CORPORATION FOR THE
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD [            ], 2002

    The undersigned holder of Common Stock, par value $.01, of EFTC Corporation ("EFTC") hereby appoints James K. Bass and Peter W. Harper, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of EFTC that the undersigned stockholder would be entitled to vote if personally present at the Special Meeting of Stockholders (the "Special Meeting") to be held on [            ], 2002, at 10:00 a.m., local time, at [            ], Phoenix, AZ [  ], and at any adjournments or postponements of the Special Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

    This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AND THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of EFTC either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY
USING THE ENCLOSED RETURN ENVELOPE.
IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE
SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

(Continued and to be Signed on Reverse Side)

1.
To approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of May 3, 2001, by and among EFTC, K*TEC Electronics Holding Corporation, Thayer-BLUM Funding II, L.L.C. and Suntek Corporation, and to approve the proposed combination of EFTC and K*TEC contemplated thereby.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus.

Signature
Signature (if held jointly)
Date: _________________________, 200__

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.